EXHIBIT 10.1

AMENDMENT NO. 1
TO THE
GREIF, INC.
NONQUALIFIED SUPPLEMENTAL DEFERRED COMPENSATION PLAN

The Greif, Inc. Nonqualified Supplemental Deferred Compensation Plan (the “Plan”) is hereby amended pursuant to the following provisions:

1.Definitions: For the purposes of the Plan and this amendment, all capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.
2.Amendment: Section 5.2 is hereby deleted in its entirety and the following is inserted in lieu thereof:

“5.2 Vesting. Except as provided in Sections 5.3 and 5.4, a Participant shall be fully vested in the Participant’s Account upon the earliest to occur of the Participant’s: (a) completion of at least five Years of Vesting Service; (b) attainment of Normal Retirement Age; (c) death; (d) Disability; or (e) termination by Participant’s obligations under any confidentiality or noncompetition agreement to which he or she is a party.”

3.Effective Date; Construction: The effective date of this amendment is June 30, 2023 and this amendment shall be deemed to be part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.
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